UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2022

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On August 9, 2022, the Company issued a press release regarding the Company’s results of operations for the fiscal year ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 7.01.     Regulation FD Disclosure.
As announced in the press release described under Item 2.02 and furnished as Exhibit 99.1 to this Current Report on Form 8-K, the Company’s Board of Directors has approved an increase in its quarterly dividend of 7%, to $0.29 per share, and declared a quarterly cash dividend of $0.29 per share payable on October 3, 2022 to shareholders of record as of September 8, 2022.
The Company also announced that its Board of Directors approved a new $1.25 billion share repurchase authorization, effective through June 30, 2025. Repurchases will be made at the Company’s discretion and may be executed through a variety of methods, such as open market transactions (some of which may be effectuated under SEC Rule 10b5-1), privately negotiated transactions, or other transactions in accordance with applicable securities laws. The share repurchase authorization does not obligate the Company to acquire any particular amount of common stock and can be discontinued at any time. There can be no assurance as to the timing or number of shares of any repurchases.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release Issued August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 9, 2022	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Secretary